Exhibit 99.1

MARTEN TRANSPORT ANNOUNCES THIRD QUARTER RESULTS

MONDOVI, Wis., October 19, 2017 (GLOBE NEWSWIRE) – Marten Transport, Ltd. (Nasdaq/GS:MRTN) today reported net income of $7.9 million, or 14 cents per diluted share, for the third quarter ended September 30, 2017, compared with $8.4 million, or 15 cents per diluted share, for the third quarter of 2016. Net income was $25.2 million, or 46 cents per diluted share, for the first nine months of both 2017 and 2016.

Operating revenue increased to $170.7 million for the third quarter of 2017 from $170.5 million for the third quarter of 2016, and increased to $515.3 million for the first nine months of 2017 from $498.5 million for the 2016 nine-month period. Operating revenue, net of fuel surcharges, was $155.0 million for the 2017 quarter compared with $155.8 million for the 2016 quarter, and improved 1.5% to $467.5 million for the 2017 nine-month period from $460.5 million for the 2016 nine-month period. Fuel surcharge revenue increased to $15.6 million for the 2017 quarter from $14.7 million for the 2016 quarter, and increased to $47.8 million for the first nine months of 2017 from $37.9 million for the 2016 nine-month period.

Operating expenses as a percentage of operating revenue was 92.4% for the third quarter of 2017 and 91.3% for the third quarter of 2016. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, was 91.6% for the third quarter of 2017 and 90.5% for the third quarter of 2016.

Operating expenses as a percentage of operating revenue was 91.7% for the 2017 nine-month period and 91.2% for the 2016 nine-month period. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, was 90.9% for the 2017 nine-month period and 90.5% for the 2016 nine-month period.

Chairman and Chief Executive Officer Randolph L. Marten said, “The improvement in our revenue per tractor for the third quarter did not offset the increase in our operating expenses related to insurance and claims and fuel, the decrease in our gain on disposition of revenue equipment and the negative impact of the recent hurricanes on our Texas and Southeast operations. In October we have been awarded new dedicated business for over 200 additional tractors starting in this year’s fourth quarter. We continue to believe that we are well-positioned to capitalize on further profitable growth opportunities with our unique and diversified transportation service solutions.”

On July 7, 2017, Marten effected a five-for-three stock split of its common stock, $.01 par value, in the form of a 66 ⅔% stock dividend. The consolidated condensed financial statements have been adjusted to give retroactive effect to the stock split for all periods presented.

Marten Transport, with headquarters in Mondovi, Wis., is one of the leading temperature-sensitive truckload carriers in the United States, specializing in transporting and distributing food and other consumer packaged goods that require a temperature-controlled or insulated environment. Marten’s dry freight services are expanding, with 936 dry trailers operating as of September 30, 2017. Marten offers service in the United States, Canada and Mexico, concentrating on expedited movements for high-volume customers. Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include our discussion of the Company’s prospects for future growth and by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Tim Kohl, President, and Jim Hinnendael, Executive Vice President and Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
(In thousands, except share information)	2017	2016

ASSETS
Current assets:
Cash and cash equivalents	$1,159	$488
Receivables:
Trade, net	72,919	69,199
Other	4,541	4,436
Prepaid expenses and other	16,263	19,307
Total current assets	94,882	93,430

Property and equipment:
Revenue equipment, buildings and land, office equipment and other	781,451	759,553
Accumulated depreciation	(201,882)	(201,728)
Net property and equipment	579,569	557,825
Other assets	1,856	2,493
Total assets	$676,307	$653,748

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$39,938	$41,230
Insurance and claims accruals	25,197	19,440
Total current liabilities	65,135	60,670
Long-term debt	-	7,886
Deferred income taxes	149,846	147,854
Total liabilities	214,981	216,410

Stockholders’ equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value per share; 96,000,000 shares authorized; 54,521,790 shares at September 30, 2017, and 54,391,525 shares at December 31, 2016, issued and outstanding	545	544
Additional paid-in capital	75,951	74,175
Retained earnings	384,830	362,619
Total stockholders’ equity	461,326	437,338
Total liabilities and stockholders’ equity	$676,307	$653,748

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(In thousands, except per share information)	2017	2016	2017	2016

Operating revenue	$170,679	$170,464	$515,349	$498,483

Operating expenses (income):
Salaries, wages and benefits	53,594	57,090	166,709	168,116
Purchased transportation	28,668	27,775	85,546	81,997
Fuel and fuel taxes	26,143	24,845	77,106	68,405
Supplies and maintenance	10,381	11,618	31,912	33,025
Depreciation	21,186	20,790	63,875	61,205
Operating taxes and licenses	2,314	2,297	6,813	6,732
Insurance and claims	11,336	8,194	29,098	23,245
Communications and utilities	1,463	1,584	4,531	4,701
Gain on disposition of revenue equipment	(1,908)	(3,325)	(4,882)	(7,462)
Other	4,480	4,727	12,112	14,749

Total operating expenses	157,657	155,595	472,820	454,713

Operating income	13,022	14,869	42,529	43,770

Other	14	342	280	794

Income before income taxes	13,008	14,527	42,249	42,976

Provision for income taxes	5,153	6,090	17,039	17,815

Net income	$7,855	$8,437	$25,210	$25,161

Basic earnings per common share	$0.14	$0.16	$0.46	$0.46

Diluted earnings per common share	$0.14	$0.15	$0.46	$0.46

Dividends declared per common share	$0.025	$0.015	$0.055	$0.045

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Three Months		Three Months	Three Months
	Ended		Ended	Ended
	September 30,		September 30,	September 30,
(Dollars in thousands)	2017	2016	2017 vs. 2016	2017 vs. 2016
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$81,836	$85,469	$(3,633)	(4.3)%
Truckload fuel surcharge revenue	10,172	9,726	446	4.6
Total Truckload revenue	92,008	95,195	(3,187)	(3.3)

Dedicated revenue, net of fuel surcharge revenue	39,154	37,669	1,485	3.9
Dedicated fuel surcharge revenue	2,995	2,967	28	0.9
Total Dedicated revenue	42,149	40,636	1,513	3.7

Intermodal revenue, net of fuel surcharge revenue	17,423	16,381	1,042	6.4
Intermodal fuel surcharge revenue	2,472	1,979	493	24.9
Total Intermodal revenue	19,895	18,360	1,535	8.4

Brokerage revenue	16,627	16,273	354	2.2

Total operating revenue	$170,679	$170,464	$215	0.1%

Operating income:
Truckload	$5,764	$6,509	$(745)	(11.4)%
Dedicated	4,514	5,505	(991)	(18.0)
Intermodal	1,588	1,645	(57)	(3.5)
Brokerage	1,156	1,210	(54)	(4.5)
Total operating income	$13,022	$14,869	$(1,847)	(12.4)%

Operating ratio:
Truckload	93.7%	93.2%
Dedicated	89.3	86.5
Intermodal	92.0	91.0
Brokerage	93.0	92.6

Consolidated operating ratio	92.4%	91.3%

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Nine Months		Nine Months	Nine Months
	Ended		Ended	Ended
	September 30,		September 30,	September 30,
(Dollars in thousands)	2017	2016	2017 vs. 2016	2017 vs. 2016
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$251,127	$253,514	$(2,387)	(0.9)%
Truckload fuel surcharge revenue	31,453	25,771	5,682	22.0
Total Truckload revenue	282,580	279,285	3,295	1.2

Dedicated revenue, net of fuel surcharge revenue	114,654	109,833	4,821	4.4
Dedicated fuel surcharge revenue	9,274	7,175	2,099	29.3
Total Dedicated revenue	123,928	117,008	6,920	5.9

Intermodal revenue, net of fuel surcharge revenue	51,111	48,353	2,758	5.7
Intermodal fuel surcharge revenue	7,085	4,990	2,095	42.0
Total Intermodal revenue	58,196	53,343	4,853	9.1

Brokerage revenue	50,645	48,847	1,798	3.7

Total operating revenue	$515,349	$498,483	$16,866	3.4%

Operating income:
Truckload	$19,249	$20,400	$(1,151)	(5.6)%
Dedicated	14,075	14,963	(888)	(5.9)
Intermodal	5,777	5,396	381	7.1
Brokerage	3,428	3,011	417	13.8
Total operating income	$42,529	$43,770	$(1,241)	(2.8)%

Operating ratio:
Truckload	93.2%	92.7%
Dedicated	88.6	87.2
Intermodal	90.1	89.9
Brokerage	93.2	93.8

Consolidated operating ratio	91.7%	91.2%

MARTEN TRANSPORT, LTD.

OPERATING STATISTICS

(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2017	2016	2017	2016
Truckload Segment:
Revenue (in thousands)	$92,008	$95,195	$282,580	$279,285
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,484	$3,440	$3,455	$3,417
Average tractors(1)	1,787	1,890	1,863	1,896
Average miles per trip	592	617	598	628
Non-revenue miles percentage(2)	8.1%	9.2%	8.9%	9.3%
Total miles (in thousands)	43,340	46,734	135,136	137,495

Dedicated Segment:
Revenue (in thousands)	$42,149	$40,636	$123,928	$117,008
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,441	$3,471	$3,463	$3,426
Average tractors(1)	866	826	849	819
Average miles per trip	299	295	297	304
Non-revenue miles percentage(2)	0.6%	0.7%	0.7%	0.8%
Total miles (in thousands)	19,705	19,035	57,641	56,507

Intermodal Segment:
Revenue (in thousands)	$19,895	$18,360	$58,196	$53,343
Loads	10,265	9,223	29,642	26,674
Average tractors	78	75	79	76

Brokerage Segment:
Revenue (in thousands)	$16,627	$16,273	$50,645	$48,847
Loads	11,672	12,416	36,604	36,795

At September 30, 2017 and September 30, 2016:
Total tractors(1)	2,649	2,770
Average age of company tractors (in years)	1.4	1.5
Total trailers	4,915	4,880
Average age of company trailers (in years)	2.8	2.7
Ratio of trailers to tractors(1)	1.9	1.8

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(In thousands)	2017	2016	2017	2016

Net cash provided by operating activities	$29,490	$24,119	$94,710	$104,270
Net cash (used for) investing activities	(37,050)	(29,164)	(84,015)	(68,842)
Net cash provided by (used for) financing activities	(1,339)	5,012	(10,024)	(35,687)

Weighted average shares outstanding:
Basic	54,517	54,218	54,479	54,126
Diluted	54,890	54,526	54,803	54,422

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 63 and 72 tractors as of September 30, 2017 and 2016, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.